UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 27, 2013

Date of Report (Date of earliest event reported)

PACWEST BANCORP

(Exact name of Registrant as Specified in Charter)

DELAWARE	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, California 90067

(Address of Principal Executive Offices)(Zip Code)

(310) 286-1144

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2013, the Compensation, Nomination and Governance Committee of the Board of Directors (the “Committee”) and the Board of Directors (the “Board”) of PacWest Bancorp (“PacWest”), in order to eliminate approximately $21.0 million of tax and compensation expense related to change in control payments that  PacWest would otherwise incur in connection with the consummation of the pending merger by and between PacWest and CapitalSource Inc. (the “Merger”), approved certain compensation actions for several of PacWest’s named executive officers, including Matthew P. Wagner, Victor R. Santoro, Jared M. Wolff and Daniel B. Platt, and two of its other executive officers.  The actions approved by the Committee and the Board included, (i) the vesting of a portion of the unvested restricted stock awards held by Messrs. Wagner, Santoro, Wolff and Platt in the amount of 245,584 shares, 95,160 shares, 104,552 shares and 23,104 shares, respectively, and (ii) payment in 2013 of a portion of the 2013 annual incentive compensation that otherwise would have been paid in 2014 to Messrs. Wagner, Santoro, Wolff and Platt in the amount of $675,000, $287,438, $248,063 and $189,000, respectively.  The unvested restricted stock awards were vested on December 27, 2013 and the accelerated 2013 annual incentive compensation was paid on December 31, 2013.

As a result of the vesting of the restricted stock awards, PacWest expects to incur an after-tax charge of approximately $12.2 million for the quarter ending December 31, 2013, and expects that net earnings for the quarter will be reduced by the same amount.  This after-tax charge excludes the accelerated payment of a portion of the 2013 annual incentive compensation, as those amounts have been accrued ratably during 2013. PacWest also expects that the vesting of the restricted stock awards will increase total stockholders’ equity by $1.0 million, after giving effect  to the after-tax charge.

PacWest believes that the accelerated vesting and payments described above are in the best interests of PacWest and its stockholders. Although PacWest will incur an after-tax charge for the vesting of the restricted stock awards, these actions will eliminate approximately $21.0 million of tax and compensation expense that would have been incurred by PacWest at the consummation of the Merger. Such expense relates to (i) the vesting of certain restricted  stock awards upon consummation of the Merger and (ii) the payment of excise taxes and tax gross-up payments and the value of lost tax deductions, in each case, on account of the impact of Sections 280G and 4999 of the Internal Revenue Code, associated with change in control payments and benefits that may become payable in conjunction with the Merger. The restricted stock awards that were vested would otherwise have vested upon consummation of the Merger, assuming it is consummated, and the portion of the 2013 annual incentive compensation that was accelerated into 2013 would have otherwise been paid to the executives in early 2014.

In approving the accelerated vesting and payments described above, the Committee and the Board considered, among other things, (i) the projected value of the corporate income tax and compensation expense deductions that may be lost as a result of the effects of Sections 280G and 4999 of the Internal Revenue Code, (ii) the likelihood that the Merger will be consummated, (iii) the number of executives affected by this acceleration and the fact that the acceleration is limited to only those executives for whom potential excise tax gross-ups and lost compensation expense deductions could have been triggered by the consummation of the Merger, and (iv) the considerable financial incentives that the affected PacWest executives have to remain with PacWest through the consummation of the Merger and thereafter.

Forward-Looking Statements

This filing contains certain forward-looking information about PacWest, CapitalSource, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of PacWest, CapitalSource and the combined company.  Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements.  We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  In addition to factors previously disclosed in reports filed by PacWest and CapitalSource with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, including obtaining regulatory approvals and approval by the stockholders of PacWest and CapitalSource, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; regulatory approvals may not be received on expected timeframes or at all; the possibility that personnel changes will not proceed as planned; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

Additional Information About the Merger and Where to Find It

Investors and security holders are urged to carefully review and consider each of PacWest’s and CapitalSource’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q.  The documents filed by PacWest with the SEC may be obtained free of charge at PacWest’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by requesting them in writing to PacWest Bancorp, 10250 Constellation Blvd., Suite 1640, Los Angeles, CA 90067; Attention: Investor Relations, or by telephone at (310) 286-1144.

The documents filed by CapitalSource with the SEC may be obtained free of charge at CapitalSource’s website at www.capitalsource.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from CapitalSource by requesting them in writing to CapitalSource Inc., 633 West 5th Street, 33rd Floor, Los Angeles, CA 90071; Attention: Investor Relations, or by telephone at (866) 876-8723.

In connection with the proposed Merger, PacWest has filed with the SEC a registration statement on Form S-4, as amended, which was declared effective by the SEC on December 4, 2013, and includes a joint proxy statement of PacWest and CapitalSource and a prospectus of PacWest, and each party has filed other relevant documents concerning the proposed Merger.  Before making any voting or investment decision, investors and security holders of PacWest and CapitalSource are urged to carefully read the entire registration statement and joint proxy statement/prospectus, as well as the amendments or supplements to these documents and any other relevant documents filed with the SEC, because they contain important information about the proposed Merger.  A definitive joint proxy statement/prospectus was mailed to the stockholders of each institution seeking the required stockholder approvals on or about December 11, 2013.  Investors and security holders may obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from PacWest or CapitalSource by writing to the addresses provided for each company set forth in the paragraphs above.

PacWest, CapitalSource, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from PacWest and CapitalSource stockholders in favor of the approval of the transaction.  Information about the directors and executive officers of PacWest and their ownership of PacWest common stock is set forth in the proxy statement for PacWest’s 2013 annual meeting of stockholders, as previously filed with the SEC.  Information about the directors and executive officers of CapitalSource and their ownership of CapitalSource common stock is set forth in the proxy statement for CapitalSource’s 2013 annual meeting of stockholders, as previously filed with the SEC.  Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: December 31, 2013
	By:	/s/ Victor R. Santoro
	Name:	Victor R. Santoro
	Title:	Executive Vice President